UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

Reduction in Base Salary of Company Employees

On April 9, 2020, Nevro Corp. (the “Company”) determined that, in light of the disruption and uncertainty created by the evolving COVID-19 pandemic and its anticipated impact on the Company’s operations, nearly all worldwide, non-sales employees will be taking a temporary reduction in base salary for the remainder of the second quarter of 2020.  The base salary reductions include: (i) a 50% reduction in base salary for our Chief Executive Officer, (ii) a 20% reduction for our vice presidents, including our other named executive officers, and (iii) a 10% reduction for the vast majority of our worldwide, non-sales employees, with some hourly or salaried employees at the lower band of our salary ranges realizing only a 5% reduction.  These reductions in base salary will be effective as of April 16, 2020 and are expected to last through June 30, 2020.

Reduction in Q2 Cash Retainer for the Company’s Board of Directors

On April 9, 2020, in light of the disruption and uncertainty created by the evolving COVID-19 pandemic and its anticipated impact on the Company’s operations, the Board of Directors of the Company (the “Board”) determined that, for the second quarter of 2020, the cash retainer for each non-employee director serving on the Board will be temporarily reduced by 50%.  In the event that a non-employee director elected to receive equity in lieu of the annual cash retainer, as permitted under the Company’s non-employee director compensation program, such grant will similarly be reduced in value by 50%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: April 13, 2020	By:	/s/ Andrew H. Galligan
Andrew H. Galligan
Chief Financial Officer